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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



We consent to the inclusion in this registration statement on Form S-2 (File No. 333-____) of our report dated April 1, 2003, except for Notes B and H which are as of April 15, 2003, on our audits of the consolidated financial statements of Milestone Scientific, Inc. and Subsidiaries as of December 31, 2002 and for the years ended December 31, 2002 and 2001. We also consent to the reference to our Firm under the caption "Experts."


                                       /s/  J.H. COHN LLP


Roseland, New Jersey
November 10, 2003